UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – November 18, 2005

TXU CORP.

(Exact name of registrant as specified in its charter)

TEXAS	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code – (214) 812-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

A.	Common Stock Adjustment in Connection With the Stock Split.

As previously announced, at the close of business on December 8, 2005, TXU Corp. (“Company”) effected a two-for-one stock split of its outstanding shares of common stock, without par value (“Common Stock”), in the form of a 100% share dividend (“Stock Split”). In connection with the Stock Split, the remaining number of shares of Common Stock registered under the Securities Act of 1933, pursuant to the Company’s registration statements Nos. 333-37652, 333-64504, 333-64504-01, 333-64504-02, 333-71004, 333-71004-01, 333-71004-02, 333-84418, 333-84418-01, 333-84418-02, 333-110125, 333-103922, and 333-115159 on Form S-3; registration statement No. 333-125815 on Form S-4, and registration statements Nos. 333-32833, 333-32837, 333-45657, 333-46671, 333-62014, 333-92260, 333-105133 and 333-125169 on Form S-8 will be proportionately adjusted to give effect to the Stock Split.

B.	Amendments to Compensation Plans in Connection with the Stock Split.

Prior to the effective date of the Stock Split, on November 18, 2005, the Board of Directors of the Company (“Board”) approved the following amendments to the TXU Deferred and Incentive Compensation Plan (“DICP”), the TXU Deferred Compensation Plan for Directors of Subsidiaries (“DCP for Directors of Subsidiaries”) and the TXU Deferred Compensation Plan for Outside Directors (“DCP for Outside Directors,” and collectively with the DICP and DCP for Directors of Subsidiaries, “Deferred Compensation Plans”) to provide for capital adjustments under the terms of each such plan, as recommended by the Organization and Compensation Committee of the Board (“O&C”). In connection with the Stock Split, the O&C authorized capital adjustments to the Deferred Compensation Plans, the TXU Long-Term Incentive Compensation Plan and to the TXU Corp. 2005 Omnibus Incentive Plan. In addition, the Board authorized capital adjustments to the ENSERCH Corporation 1991 Stock Incentive Plan, for which the Company became the plan sponsor after it acquired ENSERCH Corporation, in 1997.

A new Section 6., “Capital Adjustments,” was added to the DCP for Directors of Subsidiaries and the DCP for Outside Directors to read as follows (the remaining sections were renumbered accordingly):

“Section 6. Capital Adjustments

6.1 Capital Adjustments. In the event of any material corporate event or transaction affecting the Stock of the Company or the capitalization of the Company, including without limitation a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Stock, exchange of Stock, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends or share repurchases) or any similar corporate event or transaction (each a “Material Corporate Event”), the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, may substitute or adjust, as applicable, the number and/or kind of Stock that may serve as the basis for valuing or awarding any Performance Units, Dividend Equivalent Credits, or determining the funding requirements of the Trust maintained hereunder; and if applicable, may substitute or adjust the number and/or kind of Stock subject to outstanding Performance Units, and other value determinations applicable to outstanding Performance Units or Dividend Equivalent Credits.

Additionally, upon the occurrence of a Material Corporate Event, the Committee, in its sole discretion, may make appropriate adjustments or modifications in the terms of any grant of Performance Units or Dividend Equivalent Credits, to implement this Section. The determination of the occurrence of a Material Corporate Event, as well as any appropriate adjustments or modifications to Performance Units or Dividend Equivalent Credits shall be made in the sole discretion of the Committee, and its determinations shall be conclusive and binding on all interested parties, including Participants under this Plan.”

A new Section 7., “Capital Adjustments,” was added to the DICP to read as follows:

“Section 7. Capital Adjustments

7.1 Capital Adjustments. In the event of any material corporate event or transaction affecting the Stock of the Company or the capitalization of the Company, including without limitation a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Stock, exchange of Stock, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends or share repurchases) or any similar corporate event or transaction (each a “Material Corporate Event”), the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, may substitute or adjust, as applicable, the number and/or kind of Stock that may serve as the basis for valuing or awarding any Performance Units, Dividend Equivalent Credits, or determining the funding requirements for the Trust hereunder; and, if applicable, may substitute or adjust the number and/or kind of Stock subject to outstanding Performance Units, and other value determinations applicable to outstanding Performance Units or Dividend Equivalent Credits.

Additionally, upon the occurrence of a Material Corporate Event, the Committee, in its sole discretion, may make appropriate adjustments or modifications in the terms of any grant of Performance Units or Dividend Equivalent Credits to comply with the terms of the capital adjustment. The determination of the occurrence of a Material Corporate Event, as well as any appropriate adjustments or modifications to Performance Units or Dividend Equivalent Credits shall be made in the sole discretion of the Committee, and its determinations shall be conclusive and binding on all interested parties, including Participants under this Plan.”

C.	Description of Capital Stock.

Following the Stock Split, the following “Description of Capital Stock” shall supersede all prior descriptions by the Company of its capital stock:

“DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of TXU Corp. consists of 1,000,000,000 shares of Common Stock, without par value, and 50,000,000 shares of preference stock, $25 par value. The following statements with respect to such capital stock of TXU Corp. are a summary of certain rights and privileges attaching to the stock under the laws of the State of Texas and the Amended and Restated Articles of Incorporation and the Restated Bylaws of TXU Corp. This summary does not purport to be complete and is qualified in its entirety by reference to such laws, Amended and Restated Articles of Incorporation and Restated Bylaws.

Each share of Common Stock is entitled to one vote on all questions submitted to shareholders and to cumulative voting of all elections of directors. The Common Stock has no other preemptive or conversion rights.

TXU Corp. may issue one or more series of preference stock without the approval of its shareholders. The preference stock of all series will rank equally as to dividends and distributions upon liquidation or dissolution of TXU Corp. TXU Corp. must first pay all dividends due on preference stock before it pays dividends to holders of its Common Stock. Upon any dissolution or liquidation of TXU Corp., amounts due to holders of preference stock will be paid before any distribution of assets to holders of Common Stock. Each share of the Common Stock is equal to every other share of the Common Stock with respect to dividends and also with respect to distributions upon any dissolution or liquidation.

Holders of the preference stock are not accorded voting rights, except that, when dividends thereon are in default in an amount equivalent to four full quarterly dividends, the holders of preference stock are entitled to vote for the election of one-third of the Board of Directors of TXU Corp. or two directors, whichever is greater, and, when dividends are in default in an amount equivalent to eight full quarterly dividends, for the election of the smallest number of directors necessary so that a majority of the full Board of Directors of TXU Corp. shall have been elected by the holders of the preference stock. TXU Corp. must also secure the approval of the holders of two-thirds of the outstanding preference stock prior to effecting various changes in its capital structure.

TXU Corp. has issued stock purchase contracts, as a component of stock purchase units, which require TXU Corp. to make periodic contract adjustment payments to the holders of the stock purchase units. TXU Corp. has a right to delay these payments during the term of the stock purchase contracts. TXU Corp. may issue, from time to time, additional stock purchase contracts as a component of stock purchase units. TXU Corp. may have a similar right to delay contract adjustment payments on these additional stock purchase contracts. If TXU Corp. exercises any right to delay a contract adjustment payment, it will not be able to pay dividends on its Common Stock or preference stock during the extension period.

The Common Stock is listed on the New York, Chicago and Pacific stock exchanges. The transfer agent for the Common Stock is Wachovia Bank, N.A., Charlotte, North Carolina.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TXU CORP.

By:	/s/ Stan J. Szlauderbach
Name:	Stan J. Szlauderbach
Title:	Senior Vice President and Controller

Dated: December 13, 2005

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